UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Hayden Ave., Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Synageva BioPharma Corp. (the “Company”) was held on June 6, 2013. Only stockholders of record as of April 12, 2013 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 27,264,039 shares outstanding and entitled to vote at the annual meeting, of which 26,651,449 shares were represented by proxy, constituting a quorum on all matters voted upon. The stockholders voted on the following matters:

Proposal 1: Stockholders elected each nominee for director, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Felix J. Baker	25,893,311	426,026	332,112
Stephen R. Biggar	25,988,469	330,868	332,112
Stephen R. Davis	26,255,199	64,138	332,112
Thomas R. Malley	26,286,012	33,325	332,112
Barry Quart	26,261,814	57,523	332,112
Sanj K. Patel	26,108,421	210,916	332,112
Thomas J. Tisch	26,292,867	26,470	332,112
Peter Wirth	26,260,799	58,538	332,112

Proposal 2: Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstaining	Broker Non-Votes
24,692,577	1,623,006	3,754	332,112

Proposal 3: Stockholders recommended, on a non-binding advisory basis, that future advisory votes to approve executive compensation be held once every year:

One Year	Two Years	Three Years	Abstaining	Broker Non-Votes
25,507,371	2,710	806,759	2,497	332,112

Based on the results of this vote, the Company will implement an annual advisory vote on executive compensation until the next vote on frequency.

Proposal 4: Stockholders approved amendments to the Company’s 2005 Stock Plan to increase the number of shares of common stock available for issuance by 1,500,000 million shares (subject to adjustment in the event of stock splits and other similar events):

For	Against	Abstaining	Broker Non-Votes
25,981,493	336,024	1,820	332,112

Proposal 5: Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstaining
26,648,040	2,920	489

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

Date: June 10, 2013